UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
______________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 24, 2010

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ADAMIS PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Del Mar Heights Rd., #555 Del Mar, CA	92014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 401-3984

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 24, 2010, Adamis Pharmaceuticals Corporation (the “Company” or “Adamis”) entered into an agreement with Colby Pharmaceutical Company, a privately held company, to acquire exclusive license agreements covering three small molecule compounds, named CPC-100, CPC-200 and CPC-300, for the potential treatment of human prostate cancer (PCa), in exchange for shares of Adamis common stock.  Colby licensed the patents, patent applications and related intellectual property relating to the compounds pursuant to license agreements with the Wisconsin Alumni Research Foundation (WARF).

The completion of the transactions contemplated by the agreement is subject to certain customary closing conditions.  An initial closing was held on February 25, 2010, pursuant to which Colby assigned and transferred to Adamis the license agreement relating to the CPC-300 compound, in consideration of the issuance to Colby of 1,000,000 shares of Adamis common stock.  The transfer of the license agreements relating to CPC-100 and CPC-200 will occur at a subsequent closing upon satisfaction of closing conditions including the receipt by Adamis of equity funding after the date of the agreement in excess of $2 million or the completion of the proposed merger transactions between Adamis and La Jolla Pharmaceutical Company.  The consideration for the transfer of these additional agreements will be 7,500,000 shares of Adamis common stock to Colby.

A press release relating to the transaction described above is filed as an exhibit to this Report.

Additional Information and Where to Find It

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

A joint proxy statement/prospectus in connection with the proposed merger transaction between Adamis and La Jolla Pharmaceuetical Company was mailed to Adamis stockholders on or about February 12, 2010.  Investors and security holders of both La Jolla and Adamis are urged to read the joint proxy statement/prospectus because it contains important information about La Jolla, Adamis and the proposed transaction.  The joint proxy statement/prospectus included in the registration statement filed by La Jolla, and any other documents filed by Adamis, may be obtained free of charge at the SEC web site at www.sec.gov, or by contacting Adamis by telephone at (858) 401-3984.  Copies of the joint proxy statement/prospectus and Adamis’ filings with the SEC can also be obtained, without charge, by directing a request to Adamis Pharmaceuticals Corporation, 2658 Del Mar Heights Road, #555, Del Mar, California 92014, Attention: Dennis Carlo, CEO.  Adamis and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Adamis’ stockholders in favor of the proposed transaction.  Information about the directors and executive officers of Adamis and their respective interests in the proposed transaction is available in the joint proxy statement/prospectus.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.  The securities were issued in a private placement under Section 4(2) of the Securities Act.  Each recipient of the shares represented that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated February 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated:	February 25, 2010	By:	/s/ Robert O. Hopkins
		Name:	Robert O. Hopkins
		Title:	Chief Financial Officer